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                                                                   Exhibit 10(a)



The Board of Directors
MetLife Life and Annuity Company of Connecticut:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Independent Registered Public Accounting Firm".

/s/ KPMG LLP
Hartford, Connecticut
October 31, 2007